Exhibit 99.1
For Immediate Release:

Familymeds Group Announces Second Quarter 2006 Financial Results

Sales Increase 11% over Second Quarter of 2005;
Comparative Same Sales Increased 9.5% as Patient Population Expands

Farmington, CT, August 15, 2006 – Familymeds Group, Inc. (Nasdaq: FMRX), a pharmacy and medical specialty product provider, today announced financial results for the second quarter and six months ended July 1, 2006.

Second Quarter 2006 Financial Highlights

▪	Sequential revenue growth of 8.4% from first quarter 2006. Revenue increased 11.0% from second quarter 2005 to $60.7 million for second quarter 2006.
▪	Comparative same location sales increase of 9.5% to $59.9 million for second quarter 2006 over second quarter 2005.
▪	Overall gross margin of 19.6% comparable to 19.5% for first quarter 2006. Pharmacy gross margins were 20.5% in the second quarter of 2006.
▪	Net income of $7.8 million or $0.12 per basic and diluted common share inclusive of a $13.1 million gain on extinguishment of subordinated and convertible debt.
▪	Reduction in operating loss from $4.1 million for the second quarter of 2005 to $3.5 million for the second quarter 2006.

Second Quarter 2006 and Recent Operational Highlights

▪	Patient population served increased by approximately 5,000 patients from the first quarter 2006.
▪	Revenues from the direct-to-provider medical supply operations increased to $4.2 million of total revenues during second quarter 2006, from $0.8 million for second quarter 2005.
▪
Revenues from Medicare Part D plans increased sequentially from 14.8% of total prescription revenues in the first quarter of 2006 to 19.8% of total prescription revenues in the second quarter of 2006, indicating greater customer traction from eligible recipients.

▪
The Company opened a closed-door institutional pharmacy (April 17, 2006); and announced the planned opening of two new clinic pharmacies in leading medical office buildings during the second half of 2006 (July 6, 2006).

▪	Company changed its name to Familymeds Group, Inc. (Nasdaq: FMRX), the recognized brand name of the Company’s core pharmacy business (July 10, 2006).

Financial Results

Revenues were $60.7 million for the second quarter 2006 compared to $56.0 million in the prior quarter of 2006 and $54.7 million in the second quarter of 2005. Comparative sales for the same locations, including the medical supply distribution businesses for the second quarter of 2006 increased 9.5% to $59.9 million compared with $54.7 million for the second quarter of 2005.

Overall gross margin was $11.9 million or 19.6% in second quarter 2006, compared with $10.9 million or 19.5% in the first quarter of 2006 and $11.0 million or 20.1% in second quarter 2005. The comparable gross margins as a percentage of revenues reflect the Company’s growing proportion of sales associated with Medicare Part D and its direct-to-provider medical supply operations, both of which have lower gross margins than those of the Company’s other pharmacy operations.

Selling, general and administrative (SG&A) expenses in the second quarter 2006 were $14.5 million, or 23.7% of revenues, compared with SG&A expenses of $13.0 million, or 23.2% of revenues for the first quarter 2006 and $14.0 million, or 25.6% of net revenues for second quarter 2005. The increase in SG&A expenses for the second quarter of 2006 reflects additional selling and marketing expenses associated with the growth of the Company’s direct-to-provider medical supply operations and the associated expansion of sales and marketing staff in both the pharmacy and medical supply components of the business.

Familymeds has implemented aggressive cost control initiatives aimed at reducing its SG&A expenses at the Farmington, CT headquarters and non-customer service related expenses at the pharmacies. These expense control initiatives are expected to result in an estimated decrease in total operating costs of approximately 10%, or $2.8 million for the second half of fiscal 2006, and are based on operating expenses for the first half of 2006 of $27.4 million. Total annualized operating expense reductions are expected to be approximately $5.5 million or 11% of overall estimated operating expenses.

Operating loss improved by $0.6 million when compared to the second quarter of 2005. Operating loss was $3.5 million for the second quarter 2006, compared with the operating loss of $4.1 million for the second quarter of 2005. The operating loss for the first quarter of 2006 was $2.9 million.

Net income available to common stockholders was $7.8 million, or $0.12 per basic and diluted common share for second quarter 2006, which includes a $13.1 million gain on the early extinguishment of subordinated and convertible debt. This compares to a net loss available to common stockholders of $8.8 million, or $0.44 per basic and diluted common share for the second quarter 2005 and a net loss of $4.1 million, or $0.06 per basic and diluted common share for the first quarter 2006.

Ed Mercadante, R.Ph., Chairman, and Chief Executive Officer of Familymeds, stated, “During the second quarter, our continuing focus on accelerating organic growth delivered strong top line performance through an improving mix of specialty medical products and pharmacy services and our expanding population of patients to whom we provide prescriptions. Gross margin continues to move in the right direction as we approach our overall target of 20% for fiscal 2006. We are also delivering on our sales channel expansion strategies, with plans to open two new pharmacies in leading medical office buildings during the second half of this year and a strong pipeline in place for additional Worksite Pharmacy locations.

“While second quarter operating expenses increased over the prior quarter, but improved as a percentage of revenue over last year, we have recently taken prudent steps to substantially improve our cost structure and prepare our business for profitable growth. We have effectively streamlined our operating model while maintaining an optimal sales structure to facilitate continuing sales momentum. We expect that our improved cost structure will drive an operating expense reduction of 10% in the second half of 2006 which is based on operating expenses of $27.4 million for the first half of 2006, and materially improve our financial results this year.”

Balance Sheet

Familymeds reduced its outstanding debt by $13 million during the second quarter through its early retirement of $23 million in outstanding subordinated debt with a former supplier. Funds for the repayment came from a new debt instrument that will facilitate improved cash flow over the next several years through lower interest payments. As of July 1, 2006, cash and cash equivalents and bank availability totaled approximately $5.6 million. During the second quarter 2006 the Company’s capital expenditures were $0.9 million.

Outlook

Mr. Mercadante continued, “We will continue to execute against our strategic plan by pursuing our organic growth plans for this year as our primary vehicle for business expansion, with two to four new pharmacy openings planned before year-end. During the first half of this year, we focused on increasing comparatives, expanding revenues sequentially and improving our capital structure by reducing debt and associated interest. All of these accomplishments are key indicators vital to our long-term success. Overall we were pleased with our top-line momentum in the first half of the year and believe we have achieved a meaningful milestone by improving our debt and capital structure.

During the second half of 2006 we believe we can sustain our positive revenue momentum as we remain intensely focused on improving profitability and overall cash liquidity. Based on our forecasted sales growth, expense reductions and incremental improvement to gross margin, we expect to be breakeven to modestly EBITDA positive in the third quarter of 2006, with increased positive cash flow during the fourth quarter of this year.”

Additional information about Familymeds Group’s financial results is contained in its Form 10-Q report for the three months ended July 1, 2006 that the Company expects to file on August 15, 2006 with the U.S. Securities and Exchange Commission.

Conference Call/ Audio Webcast

Management will hold a conference call and live webcast today at 4:30 p.m. Eastern to discuss second quarter financial results, ongoing plans and operating strategy. To access the call:

Dial-in: (866) 510-0705; (International Dial-in: 617-597-5363) Passcode: 37065420
Please dial in at least 10 minutes prior to 4:30p.m. E.D.T. to ensure a prompt start to the call.

The call will also be broadcast live over the Internet.
Live webcast: http://www.familymedsgroup.com under ‘Investors.’

If you are unable to participate in the live broadcast, a telephonic replay of the call will be available until August 22, 2006 at (888) 286-8010 (International: 617-801-6888). Enter the Passcode 29964389 to access the audio replay. The webcast will also be archived on the Company’s website: http://www.familymedsgroup.com under ‘Investors’ - ‘Events.’

About Familymeds Group, Inc.

Familymeds Group, Inc. is a pharmacy and medical specialty product provider formed by the merger on November 12, 2004 of DrugMax, Inc. and Familymeds Group, Inc. Familymeds works closely with doctors, patients, managed care providers, medical centers and employers to improve patient outcomes while delivering low cost and effective healthcare solutions. The Company is focused on building an integrated specialty drug platform through its pharmacy and specialty pharmaceutical operations. Familymeds operates 86 locations, including 7 franchised locations, in 14 states under the Familymeds Pharmacy and Arrow Pharmacy & Nutrition Center brand names. The Company also operates Worksite PharmacySM, which provides solutions for major employer groups, as well as specialty pharmaceutical distribution directly to physicians and other healthcare providers. The Familymeds platform is designed to provide services for the treatment of acute and complex health diseases including chronic medical conditions such as cancer, diabetes and pain management. The Company often serves defined population groups on an exclusive, closed panel basis to maintain costs and improve patient outcomes. Familymeds offers a comprehensive selection of brand name and generic pharmaceuticals, non-prescription healthcare-related products, and diagnostic supplies to its patients, physicians, clinics, long- term care and assisted living centers. More information can be found at http://www.familymedsgroup.com. The Company's online product offering can be found at http://www.familymeds.com.

Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by Familymeds Group, Inc., including those contained herein, that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief or current expectations, estimates or projections of Familymeds, its directors or its officers about Familymeds and the industry in which it operates, and include statements in this press release related to Familymeds’ growth strategies, cost-containment plans, its liquidity and cash flow, the impact of its recent workforce and overhead reductions, as well as any other financial forecast contained herein. Although Familymeds believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements. Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) management's ability to successfully implement its business, growth and cost-containment strategies, (ii) changes in the regulatory and general economic environment related to the health care and pharmaceutical industries, including possible changes in reimbursement for healthcare products and in manufacturers’ pricing or distribution policies, (iii) conditions in the capital markets or changes with regard to the Company’s credit facilities, including the interest rate increases, changes in the availability of capital and changes in the reserve under the Company’s credit facility, (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs, and (v) changes regarding the availability, supply chain and pricing of the products which the Company distributes and sells to patients, as well as the loss of one or more key suppliers for which alternative sources may not be available. Further information relating to factors that could cause actual results to differ from those anticipated is included under the heading Risk Factors in the Company's Form 10-K for the year ended December 31, 2005, and its Form 10-Q for the quarter ended April 1, 2006, filed with the U.S. Securities and Exchange Commission. Familymeds disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:

Brandi Piacente
The Piacente Group
212-481-2050
brandi@thepiacentegroup.com

or

Cindy Berenson
Familymeds Group, Inc.
860.676.1222 x138
berenson@familymeds.com

- Financial Tables to Follow -

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES
(formerly DRUGMAX, INC.)
CONDENSED CONSOLIDATED BALANCE SHEETS
JULY 1, 2006 AND DECEMBER 31, 2005
(in thousands, except share data) (Unaudited)
ASSETS	July 1, 2006	December 31, 2005
CURRENT ASSETS:
Cash and cash equivalents	$3,038	$6,681
Trade receivables, net of allowance for doubtful accounts of approximately
$2,490 and $2,777 in 2006 and 2005, respectively	15,495	12,855
Inventories	27,543	30,631
Prepaid expenses and other current assets	1,590	2,487

Total current assets	47,666	52,654

PROPERTY AND EQUIPMENT— Net of accumulated depreciation and
amortization of approximately $13,878 and $13,080 in 2006 and 2005, respectively	6,886	4,959

GOODWILL	1,355	1,355

INTANGIBLE ASSETS — Net of accumulated amortization of
approximately $18,728 and $17,674 in 2006 and 2005, respectively	3,820	4,852

OTHER NONCURRENT ASSETS	727	207

TOTAL ASSETS	$60,454	$64,027

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Revolving credit facility	$38,239	$36,251
Promissory notes payable	281	915
Accounts payable	13,279	9,014
Accrued expenses	5,550	6,100
Current portion of notes payable	2,000	4,721

Total current liabilities	59,349	57,001

NOTES PAYABLE, NET OF DISCOUNT OF $2,497 in 2006	5,503	18,184

OTHER LONG-TERM LIABILITIES	66	135

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Series A convertible preferred stock, $1,000 par value, 500,000 authorized and none outstanding	—	—
Common stock, $.001 par value, 200,000,000 shares authorized; 66,117,050 and 65,740,436 shares issued and outstanding for 2006 and 2005, respectively	66	66
Additional paid in capital	230,542	227,336
Accumulated deficit	(234,349)	(238,131)
Unearned compensation	(723)	(564)

Total stockholders’ deficit	(4,464)	(11,293)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$60,454	$64,027

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES (formerly DRUGMAX, INC.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTH PERIODS ENDED JULY 1, 2006 and JULY 2, 2005
(in thousands, except per share data) (Unaudited)
	Three Month Periods Ended		Six Month Periods Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
NET REVENUES	$60,743	$54,716	$116,783	$111,917
COST OF SALES	48,870	43,683	93,995	88,941
Gross margin	11,873	11,033	22,788	22,976
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	14,454	14,030	27,441	27,973
DEPRECIATION AND AMORTIZATION EXPENSE	889	1,110	1,727	2,312
OPERATING LOSS	(3,470)	(4,107)	(6,380)	(7,309)
OTHER INCOME (EXPENSE):
Gain on extinguishment of debt	13,086	—	13,086	—
Interest expense	(1,407)	(1,419)	(2,803)	(2,182)
Interest income	31	5	41	15
Other income	1	100	60	285

Total other income (expense), net	11,711	(1,314)	10,384	(1,882)

Income (loss) from continuing operations	8,241	(5,421)	4,004	(9,191)
Loss from discontinued operations	(403)	(1,744)	(222)	(2,970)
NET INCOME (LOSS)	7,838	(7,165)	3,782	(12,161)

Preferred stock dividends	—	(1,623)	—	(2,254)
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$7,838	$(8,788)	$3,782	$(14,415)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations available to common shareholders	$0.12	$(0.35)	$0.06	$(0.58)
Loss from discontinued operations	$(0.00)	(0.09)	$(0.00)	(0.15)
Net income (loss) available to common shareholders	$0.12	$(0.44)	$0.06	$(0.73)

FULLY DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations available to common shareholders	$0.12	$(0.35)	$0.06	$(0.58)
Loss from discontinued operations	$(0.00)	(0.09)	$(0.00)	(0.15)
Net income (loss) available to common shareholders	$0.12	$(0.44)	$0.06	$(0.73)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	66,062	19,918	65,968	19,754
Fully diluted	66,330	19,918	66,102	19,754